   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1998

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                TRIBUNE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              36-1880355
       (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           435 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                (312) 222-9100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                 DAVID J. GRANAT, VICE PRESIDENT AND TREASURER
                                TRIBUNE COMPANY
                           435 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                (312) 222-3897
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         Copies of communications to:
             PAUL L. CHOI                          EDWARD S. BEST
            SIDLEY & AUSTIN                     MAYER, BROWN & PLATT
       ONE FIRST NATIONAL PLAZA               190 SOUTH LASALLE STREET
        CHICAGO, ILLINOIS 60603             CHICAGO, ILLINOIS 60603-3441

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                               PROPOSED       PROPOSED
                                                               MAXIMUM        MAXIMUM
                                                              AGGREGATE      AGGREGATE      AMOUNT OF
                                              AMOUNT TO BE      PRICE      OFFERING PRICE  REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)    PER UNIT         (1)            FEE
-------------------------------------------------------------------------------------------------------
 Debt Securities and Warrants to Purchase
  Debt Securities..........................   $500,000,000       (2)        $500,000,000     $139,000
-------------------------------------------------------------------------------------------------------

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(1) In United States dollars or the equivalent thereof in foreign denominated currencies or composite currencies; or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price or purchase price of $500,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies. Estimated solely for purposes of calculating the registration fee.
(2) The maximum offering price per unit has been omitted pursuant to Rule 457(o) under the Securities Act of 1933 and Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the public offering price rather than the principal amount of any Debt Securities issued at a discount.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1998

PROSPECTUS

--------------------------------------------------------------------------------

                                TRIBUNE COMPANY

                              DEBT SECURITIES AND
                      WARRANTS TO PURCHASE DEBT SECURITIES
--------------------------------------------------------------------------------

  By this prospectus, we may offer in one or more discrete offerings up to $500,000,000 of our Debt Securities and Warrants to purchase Debt Securities. The Debt Securities may be issued in one or more series and will be unsecured. We will determine the terms for the Debt Securities and Warrants at the time of sale. We will provide the specific terms of the Debt Securities and Warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

  Our executive offices are located at 435 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 222-9100.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  We may offer the Debt Securities and Warrants in any of the following ways:

    . directly to purchasers;

    . through agents;

    . through dealers; or

    . through one or more underwriters or a syndicate of underwriters in an underwritten offering.

  Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will describe the plan of distribution for any Debt Securities and Warrants in the applicable prospectus supplements.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

               The date of this Prospectus is             , 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About This Prospectus......................................................   2
Where You Can Find More Information........................................   2
The Company................................................................   4
Use of Proceeds............................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Description of Debt Securities.............................................   4
Description of Warrants....................................................  13
Plan of Distribution.......................................................  15
Legal Matters..............................................................  16
Experts....................................................................  16

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement (No. 333-     ) that we
filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer the Debt Securities and Warrants described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $500,000,000. The Debt Securities and the Warrants are collectively called the "Securities." This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the Debt Securities being offered and, in the case of Warrants, will describe the Debt Securities issuable upon exercise of the Warrants and the offering price, if any, exercise price, duration or any other terms of the Warrants. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering of the Securities is completed:

    . Annual Report on Form 10-K for the year ended December 28, 1997 (as amended by the amended Annual Report on Form 10-K/A dated June 24,
      1998);

    . Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998 and June 28, 1998; and

    . Current Reports on Form 8-K dated July 30, 1998 and August 24, 1998.

  This prospectus is part of a registration statement we have filed with the SEC relating to the Securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our Securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

  You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

           Corporate Relations Department
           Tribune Company
           Suite 600
           435 North Michigan Avenue
           Chicago, Illinois 60611
           Telephone (312) 222-3238.

  You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the document. We are not making an offer of the Securities in any state in which the offer or sale is not permitted.

                                  THE COMPANY

  Tribune Company is a media company. Through our subsidiaries, we are engaged in the publishing of newspapers, books, educational materials and information in print and digital formats and the broadcasting, production and syndication of information and entertainment principally in metropolitan areas in the United States. We were founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, we became a holding company incorporated in Delaware.

                                USE OF PROCEEDS

  We expect to add substantially all of the net proceeds from the sale of the Securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                         FIRST HALF       FISCAL YEAR ENDED
                                         ENDED JUNE            DECEMBER
                                         ------------  ------------------------
                                         1998   1997   1997 1996 1995 1994 1993
                                         -----  -----  ---- ---- ---- ---- ----
Ratio of earnings to fixed charges......   8.0    6.6  6.9  7.1  8.7  8.2  6.4

  For purposes of computing the foregoing ratios: (i) "earnings" consist of income from continuing operations plus income tax expense and losses on equity investments plus fixed charges (including amortization of capitalized interest but excluding capitalized interest and interest related to our guarantees of the debt of our employee stock ownership plan); and (ii) "fixed charges" consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to our guarantees of the debt of our employee stock ownership plan.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

  The Debt Securities will be issued under an Indenture dated as of January 1, 1997 between the Company and Bank of Montreal Trust Company (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the registration statement. Wherever we refer to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made in this document and such statements are qualified in their entirety by such reference. References in italics are to section numbers of the Indenture.

  The Indenture does not limit the amount of Debt Securities which we may issue under the Indenture. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

  The Prospectus Supplement may contain a description of the following terms of the Debt Securities:

    . the title of the Debt Securities;

    . the limit, if any, upon the aggregate principal amount of the Debt
      Securities;

    . the dates on which or periods during which the Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable;

    . the rate or rates, if any, or the method of determining the rate or rates, at which the Debt Securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which such interest will be payable; and the regular record dates for the payment of interest;

    . the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

    . the terms and conditions upon which we may redeem the Debt
      Securities, in whole or in part, at our option;

    . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the Debt Securities will be issuable;

    . whether the Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued;

    . provisions, if any, for the defeasance of the Debt Securities;

    . if denominated in a currency other than United States dollars, the currency or composite currency in which the Debt Securities are to be denominated, or in which payments of the principal, premium, if any, and interest will be made and the circumstances, if any, when such currency of payment may be changed;

    . if we or a holder have the right to elect that the payments of the principal, premium, if any, or interest are to be made in a currency or composite currency other than that in which the Debt Securities are denominated or stated to be payable, the terms and conditions upon which such election may be made and how the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are elected to be paid pursuant to such election will be determined;

    . if the payments of principal, premium, if any, or interest may be determined with reference to a currency or other index, how such amounts shall be determined;

    . whether the Debt Securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for such global securities;

    . any additional events of default or covenants relating solely to the Debt Securities or any events of default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities; and

    . any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01)

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to us for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event that we should become involved in a highly leveraged transaction.

  The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. We will describe, in the applicable Prospectus Supplement, any federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes.

  Our subsidiaries hold a substantial portion of our assets. Our right and the rights of our creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against our subsidiaries incurring unsecured indebtedness.

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the Debt Securities of any series may be issued in permanent registered global form which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.03) The applicable Prospectus Supplement may indicate the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transactions. (Section 3.05)

GLOBAL SECURITIES

  The Debt Securities of a particular series may be issued in the form of one or more global securities which will be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.03) The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a global security, the depositary or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such global security to the accounts of such persons having accounts with such depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by us if we directly offer and sell such Debt Securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a global security.

  So long as the depositary or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders of the global security under the Indenture.

  Principal, premium, if any, and interest payments on a global security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such global security. Neither we, the Trustee nor any paying agent for Debt Securities of the series represented by such global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If the depositary for a global security representing Debt Securities of a particular series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Debt Securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the Debt Securities of a particular series represented by one or more global securities and, in such event, we will issue Debt Securities of such series in definitive form in exchange for all of the global securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither we nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") on any of our assets or those of a Restricted Subsidiary unless we secure or cause such Restricted Subsidiary to secure the Debt Securities equally with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by:

    . Mortgages on the property of any corporation, which Mortgages existed at the time such corporation became a Restricted Subsidiary;

    . Mortgages in favor of us or a Restricted Subsidiary;

    . Mortgages on our property or that of a Restricted Subsidiary in favor of the United States of America or any State or political subdivision, or in favor of any other country or any political subdivision of such country, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred to finance all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages;

    . Mortgages on any property subsequently acquired by us or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or Mortgages assumed by us or any Restricted Subsidiary upon any property subsequently acquired by us or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to us or any Restricted Subsidiary, as the case may be, of the property covered by such Mortgage;

    . Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing bullet point paragraphs; and

    . any other Mortgage, other than Mortgages referred to in the foregoing bullet point paragraphs, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this bullet point paragraph and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which we have voluntarily retired funded debt as provided in the Indenture) does not exceed 10% of Consolidated Net Tangible Assets. (Section 10.07)

  Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

    . we or such Subsidiary would be entitled, under the covenant described under "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally securing the Debt Securities; or

    . we, within four months after the effective date of such transaction, apply an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or our other unsubordinated Indebtedness. (Section 10.08)

  Certain Definitions.

  "Consolidated Net Tangible Assets" is defined in the Indenture to mean total consolidated assets of us and our Consolidated Subsidiaries, less:

    . current liabilities of us and our Consolidated Subsidiaries;

    . contracts payable for broadcast rights;

    . the net book amount of all intangible assets of us and our Consolidated Subsidiaries;

    . appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and

    . investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of us and our Consolidated Subsidiaries. (Section 10.07)

  "Consolidated Subsidiary" is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with our accounts for public financial reporting purposes. (Section 1.01)

  "Indebtedness" is defined in the Indenture to mean:

    . long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights);

    . indebtedness secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien, whether or not such secured indebtedness has been assumed; and

    . contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing bullet point paragraphs, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.07)

  "Net Worth" is defined in the Indenture to mean the aggregate amount of stockholders' investment as determined in accordance with generally accepted accounting principles. (Section 10.07)

  "Principal Property" is defined in the Indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by us or any Subsidiary or any property or right owned by or granted to us or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our Board of Directors, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise. (Section 1.01)

  "Restricted Subsidiary" is defined in the Indenture to mean each of our Subsidiaries as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of our Board of Directors before, or within 120 days following, such creation or acquisition. (Section 10.07)

  A "Sale and Lease-Back Transaction" is defined in the Indenture as the leasing by us or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by us or any such Subsidiary to any party (other than us or a Subsidiary) to which funds have been or will be advanced by such party on the security of the leased property. (Section 10.08)

  "Significant Subsidiary" is defined in the Indenture to mean any Subsidiary:

    . which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 7% of our and our Subsidiaries' consolidated gross operating revenues; or

    . the Net Worth of which (determined in a manner consistent with the manner of determining our and our Subsidiaries' consolidated Net Worth) as of the close of such immediately preceding fiscal year exceeded 7% of our and our Subsidiaries' consolidated Net Worth. (Section 5.01)

  "Subsidiary" is defined in the Indenture to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries or by us and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

  "Value" is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

    . the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; or

    . the fair value in the opinion of our Board of Directors of such property at the time we entered into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.08)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that we may not consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any other party, unless, among other things:

    . the corporation formed by such consolidation or into which we are merged or the party which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is organized and existing under the laws of the United States, any State or the District of Columbia and expressly assumes our obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture; and

    . immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing. (Section 8.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

  With respect to the Debt Securities an "Event of Default" is defined in the Indenture as being:

    .  default for 30 days in payment of any interest upon the Debt
       Securities;

    . default in payment of the principal of or premium, if any, on the Debt Securities when due either at maturity or upon acceleration, redemption or otherwise;

    . our default in the performance of any other of the covenants or warranties in the Indenture applicable to us which shall not have been remedied for a period of 60 days after notice of default; and

    . certain events of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary. (Section 5.01).

  Within 90 days after the occurrence of any default under the Indenture, the Trustee is required to notify the holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on any Debt Securities), unless our Board of Directors, the executive committee or a trust committee of our Board of Directors or certain officers of the Trustee in good faith considers it in the interest of the holders of Debt Securities not to do so. (Section 6.02)

  The Indenture provides that if an Event of Default with respect to Debt Securities has occurred and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding may declare the entire principal and accrued interest of all Debt Securities to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities may, under certain circumstances, rescind and annul such acceleration. The holders of a majority in principal amount of the outstanding Debt Securities may waive any past defaults under the Indenture with respect to the Debt Securities, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or covenants that may not be modified or amended without the consent of the holders of all outstanding Debt Securities. (Sections 5.02 and 5.13)

  We will be required to furnish to the Trustee annually a statement as to our performance of our covenants and agreements under the Indenture. (Section 10.09)

  Subject to certain conditions set forth in the Indenture, the holders of a majority in principal amount of the then outstanding Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with regard to such series. No holder of any Debt Securities will have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy under the Indenture unless, among other things, the holder or holders of Debt Securities have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.07)

MODIFICATION OF THE INDENTURE

  With respect to the Debt Securities, we and the Trustee may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the Debt Securities. However, no such modification or amendment may, without the consent of the holders of all then outstanding Debt
Securities:

    . change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities;

    . reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any Debt Securities;

    . reduce the principal amount of any Debt Securities payable upon acceleration of the maturity of such Debt Securities;

    . change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities;

    . impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof);

    . reduce the percentage in principal amount of any Debt Securities then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

    . modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.02)

DEFEASANCE

  If provision is made pursuant to Section 3.01 of the Indenture for the defeasance of a series of Debt Securities, and if such series is payable only in United States dollars (unless otherwise specifically provided), we, at our option, with regard to such series of Debt Securities:

    . will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust); or

    . will not be subject to, among other things, the provisions of the Indenture described above under "Consolidation, Merger and Sale of Assets," "Limitation on Indebtedness Secured by a Mortgage," and "Limitation on Sale and Lease-Back Transactions,"

if we deposit with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in accordance with their terms will provide sufficient funds to pay all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, we are required to deliver to the Trustee:

    . an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option and would cause the holders of the Debt Securities to be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised such option, and, if we are being discharged from any and all obligations in respect of such Debt Securities (other than as specified above), accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

    . if the Debt Securities are then listed on the New York Stock
      Exchange, an opinion of counsel to the effect that the Debt
      Securities would not be delisted from the exchange as a result of the exercise of such option. (Sections 13.01 and 13.02)

THE TRUSTEE

  Bank of Montreal Trust Company, a wholly-owned subsidiary of Harris Trust and Savings Bank, will be the Trustee under the Indenture. The Trustee is a depository for our funds and performs other services for us and transacts other banking business with us in the normal course of business. Bank of Montreal, an affiliate of the Trustee, is a commercial lender under our credit facilities.

                            DESCRIPTION OF WARRANTS

  The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

  We may offer Warrants together with any series of Debt Securities offered by a Prospectus Supplement. Any Warrants so offered will be attached to such Debt Securities and will entitle the holder of the Warrants to purchase additional Debt Securities having the same terms and interest rate as the offered Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between us and a bank or trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as our agent under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates") of such series, and the Warrant Agent will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

  The Prospectus Supplement relating to a particular series of Warrants, if any, may contain the terms of such Warrants, including, where applicable:

    . the offering price;

    . the currency or currencies in which such Warrants are being offered;

    . the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants;

    . the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security;

    . the date on and after which such Warrants and the related series of Debt Securities will be transferable separately;

    . the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise;

    . the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; and

    . any other terms of such Warrants not inconsistent with the applicable
      Warrant Agreement.

  Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time on or after the exercise date indicated in the Prospectus Supplement relating to such Warrants and prior to 5:00 P.M., Chicago time (unless otherwise indicated in the Prospectus Supplement), on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date relating to such series of Warrants, unexercised Warrants of such series will be void.

  Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), we will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

  We may sell the Securities in any of four ways:

    .directly to purchasers;

    .through agents;

    .through dealers; or

    . through one or more underwriters or a syndicate of underwriters in an underwritten offering.

  With respect to each series of Securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to us from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the related Prospectus Supplement. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

  If we sell Securities through underwriters, the underwriters will acquire the Securities for their own account. The Securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  We may also sell the Securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of the Securities with regard to which this Prospectus is delivered will be named, and any commissions we may pay to such agent will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

  If so indicated in a Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from us at the public offering price set forth in that Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

  In the event that the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The Prospectus Supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities will be passed upon for us by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 28, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS.*

      Securities and Exchange Commission registration fee............. $139,000
      Accounting fees.................................................   50,000
      Trustee's fees and expenses.....................................    7,500
      Printing, distribution, and engraving fees......................   75,000
      Rating agency fees..............................................  130,000
      Legal fees and expenses.........................................   40,000
      Miscellaneous...................................................    8,500
                                                                       --------
          Total....................................................... $450,000
                                                                       ========

--------
*All amounts are estimated except for the Securities and Exchange Commission registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Certain provisions of the General Corporation Law of the State of Delaware (the "DGCL") provide that the Registrant may indemnify the directors and officers of the Registrant and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article TWELFTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with
Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation provides that no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.

  Pursuant to Section 145 of the DGCL and the Registrant's Restated Certificate of Incorporation, the directors and officers of the Registrant are covered by Directors and Officers Liability and Corporation Reimbursement insurance policies.

  Reference is made to Section 7 of the form of Underwriting Agreement (filed as Exhibit 1.1 to this Registration Statement) and Section 8 of the form of Selling Agency Agreement (filed as Exhibit 1.2 to this Registration Statement), which provide for indemnification of directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, in certain circumstances.

ITEM 16. EXHIBITS.

  Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.

      NUMBER                            DESCRIPTION
      ------                            -----------
        1.1  Form of proposed Underwriting Agreement.
        1.2  Form of proposed Selling Agency Agreement.
       *4.1  Indenture dated as of January 1, 1997 between the Registrant and
             Bank of Montreal Trust Company (incorporated by reference to
             Exhibit 4 to the Registrant's Current Report on Form 8-K dated
             January 14, 1997).
        4.2  Forms of proposed Debt Securities.
       *4.3  Forms of proposed Warrant Agreement and Warrant Certificates
             (incorporated by reference to Exhibit 4.3 to the Registrant's
             Registration Statement on Form S-3, File No. 33-45793).
        5    Opinion of Sidley & Austin.
      *12    Statement of Computation of Ratios of Earnings to Fixed Charges
             (incorporated by reference to Exhibit 12 to the Registrant's
             Annual Report on Form 10-K for the fiscal year ended December 28,
             1997 and to Exhibit 12 to the Registrant's Quarterly Report on
             Form 10-Q for the quarter ended June 28, 1998, File No. 1-8572).
       23.1  Consent of PricewaterhouseCoopers LLP.
       23.2  Consent of Sidley & Austin (included in Exhibit 5).
       24    Powers of Attorney (contained in the Signatures page to this
             Registration Statement).
       25    Form T-1 Statement of Eligibility of Bank of Montreal Trust
             Company under the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS.

The Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of October 23, 1998.

                                          Tribune Company

                                                   /s/ John W. Madigan
                                          By: _________________________________
                                                      John W. Madigan
                                               Chairman, President and Chief
                                                     Executive Officer

  KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Madigan and James C. Dowdle, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of October 23, 1998.

                 SIGNATURE                                       TITLE
                 ---------                                       -----
           /s/ John W. Madigan
-------------------------------------------
              John W. Madigan                   Chairman, President and Chief Executive
                                                          Officer and Director
                                                     (principal executive officer)
           /s/ James C. Dowdle
-------------------------------------------
              James C. Dowdle                    Executive Vice President and Director
         /s/ Donald C. Grenesko
-------------------------------------------
            Donald C. Grenesko                     Senior Vice President/Finance and
                                                             Administration
                                                     (principal financial officer)

                 SIGNATURE                                       TITLE
                 ---------                                       -----
           /s/ R. Mark Mallory
-------------------------------------------
              R. Mark Mallory                        Vice President and Controller
                                                     (principal accounting officer)
         /s/ Diego E. Hernandez
-------------------------------------------
            Diego E. Hernandez                                  Director
         /s/ Robert E. La Blanc
-------------------------------------------
            Robert E. La Blanc                                  Director
         /s/ Nancy Hicks Maynard
-------------------------------------------
            Nancy Hicks Maynard                                 Director
          /s/ Andrew J. McKenna
-------------------------------------------
             Andrew J. McKenna                                  Director
           /s/ Kristie Miller
-------------------------------------------
              Kristie Miller                                    Director
          /s/ James J. O'Connor
-------------------------------------------
             James J. O'Connor                                  Director
         /s/ Donald H. Rumsfeld
-------------------------------------------
            Donald H. Rumsfeld                                  Director
           /s/ Patrick G. Ryan
-------------------------------------------
              Patrick G. Ryan                                   Director
           /s/ Dudley S. Taft
-------------------------------------------
              Dudley S. Taft                                    Director
           /s/ Arnold R. Weber
-------------------------------------------
              Arnold R. Weber                                   Director

                                 EXHIBIT INDEX

 NUMBER                               DESCRIPTION
 ------                               -----------
   1.1  Form of proposed Underwriting Agreement.
   1.2  Form of proposed Selling Agency Agreement.
   4.1  Indenture dated as of January 1, 1997 between the Registrant and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated January 14, 1997).
   4.2  Forms of proposed Debt Securities.
   4.3  Forms of proposed Warrant Agreement and Warrant Certificates
        (incorporated by reference to Exhibit 4.3 to the Registrant's
        Registration Statement on Form S-3, File No. 33-45793).
   5    Opinion of Sidley & Austin.
  12    Statement of Computation of Ratios of Earnings to Fixed Charges
        (incorporated by reference to Exhibit 12 to the Registrant's Annual
        Report on Form 10-K for the fiscal year ended December 28, 1997 and to
        Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q for the
        quarter ended June 28, 1998, File No. 1-8572).
  23.1  Consent of PricewaterhouseCoopers LLP.
  23.2  Consent of Sidley & Austin (included in Exhibit 5).
  24    Powers of Attorney (contained in the Signatures page to this
        Registration Statement).
  25    Form T-1 Statement of Eligibility of Bank of Montreal Trust Company
        under the Trust Indenture Act of 1939.